EXHIBIT 4.1

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
AGENT AS PROVIDED HEREIN.

Warrant Certificate evidencing

Warrants to Purchase Ordinary Shares, par value NIS 1.00 per share, as described herein.

TOWER SEMICONDUCTOR LTD.

No. W ________	CUSIP No. M87915 217

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON MARCH 15, 2011, OR UPON EARLIER REDEMPTION

        This certifies that ________________________, or its registered assigns, is the registered holder of _____________________ warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Tower Semiconductor Ltd., an Israeli company (the “Company”), 1.8 Ordinary Shares of the Company (each a “Share”), at the Exercise Price set forth below. The exercise price of for each Share (the “Exercise Price”) shall be $2.78 as of September 19, 2008, subject to adjustments as set forth in the Warrant Agreement (as defined below).

        Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole, but not in part, at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on March 15, 2007 and ending at 5:00 P.M., New York City time, on March 15, 2011 (the “Expiration Date”). Each Warrant remaining unexercised after 5:00 P.M., New York City time on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

        The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period to Continental Stock Transfer & Trust Company (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at 17 Battery Place, New York, NY 10004, (i) this Warrant Certificate and the Warrants to be exercised (the “Book-Entry Warrants”) free on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase (“Election to Purchase”), substantially in the form included on the reverse hereof, as applicable (A) by the holder hereof on the reverse of this Warrant Certificate or (B) properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”) and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds[; provided, however, that at any time after the Company has given a Redemption Notice (as defined herein), the holder hereof may, in lieu of payment of the Exercise Price, surrender its Warrant for that number of Shares equal to the quotient obtained by dividing (x) the product of (1) the number of Shares underlying the surrendered Warrant and (2) the difference between the Fair Market Value (defined below) and the Exercise Price, by (y) the Fair Market Value. The “Fair Market Value” shall mean the average reported last sale price of the Shares for the 10 trading days ending on the 3rd trading day prior to the date on which the Redemption Notice is sent to holders of the Warrants]1. If any of (a) this Warrant Certificate or the Book-Entry Warrants, (b) the Election to Purchase, or (c) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York City, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the date such items are received and such date shall be the Exercise Date for purposes hereof. If the date such items are received is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day and such date shall be the Exercise Date for purposes hereof. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

        As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York City.

        Warrants may be exercised only in whole numbers of Shares. No fractional Shares are to be issued upon the exercise of any Warrant, but rather the number of Shares to be issued shall be rounded up to the nearest whole number. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent, as provided in Section 2 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Registered Holder.

[1]	Bracketed text to be included in warrants included in the units issued to Acquicor Management LLC pursuant to the Private Placement Unit Purchase Agreement, dated as of March 8, 2006, between Jazz Technologies, Inc., ThinkEquity Partners LLC and the purchasers listed on Exhibit A thereto.

        This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of March 15, 2006, between Jazz Technologies, Inc. (the “Subsidiary”) and the Warrant Agent, as amended and supplemented by that Warrant Assumption Agreement dated as of September 19, 2008, among the Company, the Subsidiary and the Warrant Agent (as so amended and supplemented, the “Warrant Agreement”), and is subject to the terms and provisions contained in the Warrant Agreement, all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent to by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at Ramat Gavriel Industrial Area, P.O. Box 619, Migdal Haemek Israel 23105, Attention: Chief Financial Officer.

        At any time during the Exercise Period, the Company may, at its option, redeem all (but not part) of the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant Agreement (the “Redemption Notice”), at a price of $0.01 per Warrant (the “Redemption Price”); provided, that the last sales price of the Shares is at least $4.72 per Share, for any twenty (20) trading days within a thirty (30) trading day period ending on the third Business Day prior to the date on which the Redemption Notice is given. In the event the Company shall elect to redeem all of the then outstanding Warrants, the Company shall fix a date for such redemption (the “Redemption Date”); provided, that such date shall occur prior to the expiration of the Exercise Period. The Warrants may be exercised in accordance with the terms of this Agreement at any time after a Redemption Notice shall have been given by the Company; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights with respect to the Warrants shall cease on the Redemption Date, other than to the right to receive the Redemption Price.

        The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

        The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

        Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee, one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

        Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

        The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

        THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of ________ __, 200__

Tower Semiconductor Ltd. By: —————————————— Authorized Officer

Continental Stock Transfer
& Trust Company,
as Warrant Agent

By: —————————————— Authorized Officer

[REVERSE]

Instructions for Exercise of Warrant

        To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York City time on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a certified or official bank check payable to the Warrant Agent or a wire transfer in immediately available funds to an account designated by the Warrant Agent, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE
TO BE EXECUTED IF WARRANT HOLDER DESIRES
TO EXERCISE THE WARRANTS EVIDENCED HEREBY

        The undersigned hereby irrevocably elects to exercise, on __________, ____ (the “Exercise Date”), _____________ Warrants, evidenced by this Warrant Certificate, to purchase _________________ Ordinary Shares (each a “Share”) of Tower Semiconductor Ltd., an Israeli company (the “Company”), and represents that, on or before the Exercise Date, such holder has tendered payment for such Shares by certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, in the amount of $_____________ in accordance with the terms hereof. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

        If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated: ______________ __, ____

Name__________________________

________________	(Please Print)
/ / / / - / / / - / / / / / (Insert Social Security or Other Identifying

Number of Holder)	Address_______________________

_______________________

Signature_____________________

        This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

        By hand at: 17 Battery Place, New York, NY 10004

        By mail at: 17 Battery Place, New York, NY 10004

        The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

        (Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares
are to be registered if other than
in the name of the registered holder
of this Warrant Certificate:	______________________________

Address to which Shares
are to be mailed if other than to the
address of the registered holder of
this Warrant Certificate as shown on
the books of the Warrant Agent:	______________________________
(Street Address)

______________________________
(City and State) (Zip Code)

Name in which Warrant Certificate
evidencing unexercised Warrants, if any,
are to be registered if other than in the
name of the registered holder of this
Warrant Certificate:	_____________________________

Address to which certificate representing
unexercised Warrants, if any, are to be
mailed if other than to the address of
the registered holder of this Warrant
Certificate as shown on the books of
the Warrant Agent:	______________________________
(Street Address)

______________________________
(City and State) (Zip Code)

Dated:

______________________________
Signature

Signature must conform in all respects to the name
of the holder as specified on the face of this
Warrant Certificate. If Shares, or a Warrant
Certificate evidencing unexercised Warrants, are
to be issued in a name other than that of the
registered holder hereof or are to be delivered to
an address other than the address of such holder
as shown on the books of the Warrant Agent, the
above signature must be guaranteed by a an
Eligible Guarantor Institution (as that term is
defined in Rule 17Ad-15 of the Securities Exchange
Act of 1934, as amended).

SIGNATURE GUARANTEE
Name of Firm _______________________________
Address ____________________________________
Area Code
   and Number ______________________________
Authorized
    Signature _______________________________
Name _______________________________________
Title ______________________________________
Dated: __________________________, 20___

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER
DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

        FOR VALUE RECEIVED, _________________ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO __________________________________________________________________________________________    _______________________________________

(Please print name and address	(Please insert social security or
including zip code of assignee)	other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ____________ Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

_____________________________________________
                    Signature
(Signature must conform in all respects to the name of the
holder as specified on the face of this Warrant
Certificate and must bear a signature guarantee by an
Eligible Guarantor Institution (as that term is defined in
Rule 17Ad-15 of the Securities Exchange Act of 1934, as
amended).

SIGNATURE GUARANTEE
Name of Firm _______________________________
Address ____________________________________
Area Code
    and Number ______________________________
Authorized
   Signature _______________________________
Name _______________________________________
Title ______________________________________
Dated: __________________________, 20___